UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2018

RETAIL PROPERTIES OF AMERICA, INC.

(Exact Name of Registrant As Specified in Charter)

Maryland	001-35481	42-1579325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois 60523

(Address of Principal Executive Offices) (Zip Code)

(630) 634 -4200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2018, the Board of Directors (the “Board”) of Retail Properties of America, Inc. (the “Company”) appointed Julie M. Swinehart to serve as its new Executive Vice President, Chief Financial Officer and Treasurer. Ms. Swinehart has served as the Company’s Senior Vice President and Chief Accounting Officer since 2015 and has held various accounting and financial reporting positions with the Company since 2008.

“Julie has been a tremendous asset to the Company for the last 10 years, and I could not be more pleased to announce her promotion. I am confident that the steadfast dedication and unwavering integrity that Julie has displayed during her tenure with the Company will serve her well in this next stage of her career as our Chief Financial Officer. She has earned the full confidence and support of our executive team and board of directors, and we all look forward to her contributions in her new role,” commented Steven P. Grimes, the Company’s President and Chief Executive Officer.

In connection with her promotion, Ms. Swinehart will receive the following equity awards: (i) $73,750 of restricted stock and (ii) $386,250 of performance-based restricted stock units, with terms consistent with the Company’s equity compensation program for its executive officers for 2018. The restricted stock award will vest one-third on each January 4, 2019, 2020 and 2021, subject to continued employment. The performance-based restricted stock units will be earned based on the Company’s total shareholder return during the three-year period from January 1, 2018 to December 31, 2020 relative to the total shareholder return of the other companies included in the NAREIT Shopping Center Index. The amount earned, if the minimum hurdle is achieved, may range from 50% to 200% of the target amount based on the Company’s relative total shareholder return as a percentile of these peer companies. One-third of such amount earned will be vested as of the end of the performance period and two-thirds of such amount will be subject to continued employment for an additional year after the end of the performance period.

Prior to Ms. Swinehart’s appointment, Steven P. Grimes, the Company’s President and Chief Executive Officer, had assumed the responsibilities of the principal financial officer of the Company on an interim basis. As a result of Ms. Swinehart’s promotion, Mr. Grimes ceased to have these responsibilities as of February 6, 2018. Mr. Grimes will continue to serve as President and Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.

Date: February 12, 2018	By:	/s/ Paula C. Maggio
Paula C. Maggio
Executive Vice President, General Counsel and Secretary